SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ROVI CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

The following e-mail was sent by Rovi Corporation (the “Company”) on May 7, 2015 to all of the Company’s employees:

Subject: Proxy Vote Solicitation Questions

Rovi Team,

It has come to our attention that some of our employees have received telephone calls from individuals identifying themselves as calling “on behalf of Rovi” but instructing people to fill out and return Engaged Capital’s white proxy card. As you know, it is the BLUE proxy card that represents a vote for Rovi’s Board of Directors nominees at the upcoming Annual Meeting of Stockholders. Only Rovi Board’s proxy solicitors (MacKenzie Partners) and members of Rovi’s Board or management team are authorized to reach out to stockholders “on behalf of Rovi.” Rovi’s legal counsel has reached out to Engaged Capital’s legal counsel regarding this matter.

If you have sent back the white proxy card, even if you did so to vote “Against” Engaged Capital, you need to sign and return a later-dated BLUE proxy card to change your vote “For” Rovi’s director nominees.

We have also received some questions from employees who have received multiple BLUE cards to vote. You may receive two BLUE proxy cards – one representing registered shares that would have come from MacKenzie and one representing beneficially owned shares that would have come from eTrade or another broker where you hold your shares. You should vote BOTH proxy cards as they represent different shares. You may receive multiple copies of them as there are multiple mailings, but you only need to vote each control number (listed on each card) once. We strongly encourage you to vote the BLUE proxy card today “FOR ALL” Rovi directors before Wednesday, May 13, 2015. We also encourage you to use online or telephonic voting methods as indicated on the proxy cards. If you need any assistance in voting your shares on the BLUE proxy card, please contact MacKenzie toll-free at (800) 322-2885 or by email at proxy@mackenziepartners.com.

If you have any questions, or any information regarding potentially false representations with respect to voting or proxy solicitation for the upcoming Rovi Annual Meeting of Stockholders, please contact me directly.

Thank you for your continued dedication to Rovi.

Regards,

Pam

Pamela A. Sergeeff
Executive Vice President & General Counsel
Rovi Corporation
2830 De La Cruz Blvd.
Santa Clara, CA 95050

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Rovi Corporation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with Rovi’s 2015 Annual Meeting of Stockholders. Rovi has filed with the SEC and has provided to its stockholders a definitive proxy statement and a BLUE proxy card in connection with such solicitation. ROVI STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of Rovi’s directors and executive officers and their respective interests in Rovi by security holdings or otherwise is set forth in Rovi’s definitive proxy statement for the 2015 Annual Meeting of Stockholders, filed with the SEC on April 13, 2015, and in Rovi’s annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 19, 2015, which documents are available at the investor relations portion of Rovi’s website at http://ir.rovicorp.com/CorporateProfile.aspx?iid=4206196. To the extent holdings of such participants in Rovi’s securities have changed since the amounts described in the 2015 proxy statement, or if a particular participant’s holdings are not set forth in the 2015 proxy statement, such holdings (or changes thereto) have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the special interests of such participants, if any, in the matters to be voted on at Rovi’s 2015 Annual Meeting of Stockholders is included in the definitive proxy statement referred to above. You can obtain free copies of these referenced documents as described below.

These documents, including the definitive proxy statement (and amendments or supplements thereto) and the accompanying BLUE proxy card, and any other relevant documents and other material filed by Rovi with the SEC, are or will be available for no charge at the SEC’s website at www.sec.gov and at the investor relations portion of Rovi’s website at http://ir.rovicorp.com/CorporateProfile.aspx?iid=4206196. Copies may also be obtained free of charge by contacting Rovi Investor Relations by mail at 2830 De La Cruz Boulevard, Santa Clara, California 95050 or by telephone at (408) 562-8400.